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                                                                    EXHIBIT 23.5


                            XPEDITE SYSTEMS LIMITED

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Premiere Technologies, Inc of our report dated 16 September 1997 on the consolidated financial statements of Xpedite Systems Limited as of 31 December 1996 and for the 3 years then ended, which appears in the Current Report on Form 8-K of Premiere Technologies, Inc dated 13 November 1997, as amended by the Company's Current Reports on Form 8-K/A filed with the Commission on December 24, 1997 and January 27, 1998.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                        /s/ PRICE WATERHOUSE


PRICE WATERHOUSE
Leeds, England
27 January 1998